Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No.333-113260 of RR Donnelley on Form S-8 of our report dated June 15, 2004, on our audit of the financial statements of the Moore North America, Inc. Savings Plan as of December 31, 2003, and for the year ended December 31, 2003 and supplemental schedule, which report is incorporated by reference in this Annual Report on Form 11-K.

/s/ Washington, Pittman & McKeever, LLC

Chicago, Illinois

June 25, 2004